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                         Loan and Security Agreement

Borrower:      Greenfield Online, Inc.
Address:       15 River Road, Suite 310
               Wilton, Connecticut  06897

Date:          December 3, 1999

This Loan and Security Agreement is entered into on the above date between Greyrock Capital, a division of Banc of America Commercial Finance Corporation (Greyrock), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024 and the borrower named above (Borrower), whose chief executive office is located at the above address (Borrower's Address). The Schedule to this Agreement (the Schedule) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)


1.   LOANS.

     1.1 1.1 Loans. (a) Revolving Credit Loans. Greyrock will make loans to Borrower (the Revolving Credit Loans), in amounts determined by Greyrock in its reasonable discretion, up to the amounts (the Revolving Credit Limit) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

          (b) Term Loan. Greyrock will make a term loan to Borrower (the Term Loan), in the amount (the Term Loan Limit) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

          (c) If at any time or for any reason the outstanding aggregate amount of all outstanding Revolving Credit Loans, the Term Loan and all other Obligations exceeds the amount shown on the Schedule as the Total Credit Limit (the Total Credit Limit), Borrower shall immediately pay the amount of the excess to Greyrock, without notice or demand. The Revolving Credit Loans and the Term Loan are sometimes collectively referred to herein as the "Loans."

     1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by Greyrock and Borrower. Interest shall be payable monthly, on the last day of the month. In the event that Borrower fails to pay interest when due, interest may, in Greyrock's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

     1.3 Fees. Borrower shall pay Greyrock the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Greyrock and are not refundable.

     1.4 Manner of Payments. All payments by Borrower hereunder (including principal and interest payments) shall be made in lawful money of the United States of America, on the date on which such payment shall be due. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

2.   SECURITY INTEREST.

     2.1 Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Greyrock a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the Collateral): All Receivables, Inventory, Equipment, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

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3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

     In order to induce Greyrock to enter into this Agreement and to make Loans, Borrower represents and warrants to Greyrock as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

     3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

     3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Greyrock 10 days prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Greyrock at least 10 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

     3.4 Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Greyrock and the Collateral against all claims of others (provided that Permitted Liens shall not be deemed to be a claim for purposes of this sentence so long as the indebtedness secured by such Permitted Lien is not in default). So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture unless (i) Greyrock received prior written notice thereof and (ii) a fixture filing and landlord waiver exists in favor of Greyrock, in form and substance acceptable to Greyrock, with respect to such Collateral. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral (unless Borrower provides Greyrock with a landlord waiver with respect thereto in form and substance satisfactory to Greyrock, of so requested by Greyrock) and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Greyrock, use commercially reasonable efforts to cause such third party to execute and deliver to Greyrock, in form acceptable to Greyrock, such waivers and subordinations as Greyrock shall specify, so as to ensure that Greyrock's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

     3.5 Maintenance of Collateral. Borrower will maintain the Equipment and other tangible Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Greyrock in writing of any material loss or damage to the Collateral. Borrower will maintain the validity of, and otherwise maintain, preserve and protect its copyrightable software and computer programs, its material patents, trademarks, other copyrights and other intellectual property in accordance with prudent business practices.

     3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address books and records which are complete and accurate in all material respects and which comprise an accounting system in accordance with generally accepted accounting principles.


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     3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Greyrock have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Greyrock and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

     3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower (except where failure to do so would not have a material adverse effect on Borrower and would not result in a lien on any of the Collateral, but only so long as Borrower maintains adequate reserves with respect to such liabilities in accordance with generally accepted accounting principles). Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Greyrock in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any material liability of Borrower, including any material liability to the Pension Benefit Guarantee Corporation or any other governmental agency. Borrower shall, at all times, maintain a separate payroll account which shall be used exclusively for payment of payroll and payroll taxes and other items related directly to payroll.

     3.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

     3.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Greyrock in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower which if determined adversely to the Borrower could result in (i) a judgement, loss or payment of $100,000 or more or $200,000 in the aggregate or (ii) a material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted.

     3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

     3.12 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) other than suppliers such as utilities and other internet infrastructure providers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) other than suppliers such as utilities and other internet infrastructure providers) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. Borrower will promptly notify Greyrock in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4.   Receivables.

     4.1 Representations Relating to Receivables. Borrower represents and warrants to Greyrock as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide,


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existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

     4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Greyrock as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms, except, as the enforceability may be limited by (i) bankruptcy, reorganization, moratorium, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights or
(ii) the exercise of judicial discretion in accordance with general principles of equity.

     4.3 Schedules and Documents relating to Receivables. Borrower shall deliver to Greyrock transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on Greyrock's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Greyrock's security interest and other rights in all of Borrower's Receivables, nor shall Greyrock's failure to advance or lend against a specific Receivable affect or limit Greyrock's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by Greyrock, Borrower shall furnish Greyrock with copies (or, at Greyrock's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Greyrock an aged accounts receivable trial balance in such form and at such intervals as Greyrock shall request. In addition, Borrower shall deliver to Greyrock the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements.

     4.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Greyrock, and Borrower shall deliver all such payments and proceeds to Greyrock, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations as follows: (a) first, to interest due on the Revolving Credit Loan, (b) next, to outstanding principal of the Revolving Credit Loans, (c) if Borrower shall have failed to otherwise remit, to interest due under the Term Loan, and (d) if an Event of Default has occurred and is continuing or if the Term Loan is otherwise due and payable in full, then to the principal of the Term Loan. To the extent collections are not required to be applied to the Loans in accordance with the foregoing sentence, any excess collections shall be returned to Borrower as Borrower shall request.

     4.5 Disputes. Borrower shall notify Greyrock promptly of all disputes or claims in excess of $25,000 relating to Receivables on the regular reports to Greyrock. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Greyrock on the regular reports provided to Greyrock; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Revolving Credit Limit or the Total Credit Limit.

     4.6 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Greyrock). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without Greyrock's prior written consent, (ii) hold the returned Inventory in trust for Greyrock, (iii) segregate all returned Inventory from all of Borrower's other property, (iv) conspicuously label the returned Inventory as Greyrock's property, and (v) immediately notify Greyrock of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Greyrock's request deliver such returned Inventory to Greyrock.

     4.7 Verification. Greyrock may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Greyrock or such other name as Greyrock may choose, and Greyrock or its designee may, upon the occurrence of and during the continuance of an Event of Default, notify Account Debtors that it has a security interest in the Receivables.



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     4.8 No Liability. Greyrock shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Greyrock be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Greyrock from liability for its own gross negligence or willful misconduct.

5.   ADDITIONAL DUTIES OF THE BORROWER.

     5.1 Insurance. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in such form and amounts as Greyrock may reasonably require, and Borrower shall provide evidence of such insurance to Greyrock, so that Greyrock is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Greyrock as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Greyrock. Upon receipt of the proceeds of any such insurance and so long as no Default or Event of Default has occurred and is continuing, Greyrock shall apply such proceeds in reduction of the Obligations in the order set forth in Section 4.4 above. Upon the occurrence and during the continuation of a Default of Event of Default, all proceeds of insurance may be applied as Greyrock shall determine in its sole discretion. If any insurance proceeds relating to Equipment are released to Borrower, Borrower shall utilize such proceeds for the replacement of the Equipment with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Greyrock copies of all reports made to insurance companies.

     5.2 Reports. Borrower, at its expense, shall provide Greyrock with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Greyrock shall from time to time reasonably specify.

     5.3 Access to Collateral, Books and Records. At reasonable times, and on one business day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Greyrock's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict Greyrock's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Greyrock's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Greyrock the same rights with respect to access to books and records and related rights as Greyrock has under this Agreement.

     5.4 Remittance of Proceeds. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied to the Obligations in the order set forth in Section 4.4; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to Greyrock the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's length transaction. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for Greyrock. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     5.5 Negative Covenants. Except as may be permitted in the Schedule, Borrower shall not, without Greyrock's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity (except in a transaction in which (A) Borrower is the surviving corporation and (B) no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction, and except that Borrower may merge into another corporation for purposes of effecting a reincorporation into another state after Borrower has notified Lender in writing that all steps necessary to protect the validity, perfection, and first priority of Greyrock's security interest in the Collateral, subject to Permitted Liens, have been taken.); (ii) acquire any assets, except in the ordinary course of business (except (a) in a

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          transaction or a series of transactions not involving the payment of an aggregate amount in excess of $250,000 in a fiscal year of Borrower provided that no Default of Event of Default shall exist either immediately prior to or after given effect to any such transaction); (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, and (b) if no term loan is outstanding hereunder, sell Equipment in the ordinary course of business, in good-faith arm's length transactions; and (c) license or sublicense intellectual property in the ordinary course of Borrower's business, (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets except (A) advances to subsidiaries of the Borrower and customers or suppliers, in each case, if created, acquired or made in the ordinary course of business, (B) travel advances in the ordinary course of business, (C) employee relocation loans in the ordinary course of business, (D) other employee loans and advances in the ordinary course of business, (E) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower, (F) other loans to officers and employees approved by the Board of Directors of the Borrower and (G) other loans or extensions of credit not otherwise permitted hereunder, provided that (x) the aggregate amount of all of the foregoing items set forth in (A), (B), (D), (E), (F), and (G) shall not exceed $500,000 at any one time outstanding except that any loans made prior to the date hereof pursuant to item (A) shall not be included in said $500,000 limit, and (y) no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of any of the foregoing advances, loans or other extensions of credit in clauses (A) through (G); (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations provided that Borrower may in any case incur debt in the form of equipment leases in an amount not to exceed $500,000 in any fiscal year; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity except as permitted under the preceding clause (viii); (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower) except that Borrower may (a) pay cash dividends, so long as such cash dividends together with any redemptions, retirements, purchases or other acquisitions permitted under the succeeding clause (xi) do not exceed in the aggregate $300,000 per year, and (b) make regularly scheduled dividend payment in respect of Borrower's preferred stock outstanding on the date hereof; provided that, in each case, no Default or Event of Default exists or would result from any such payment; (xii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock except from current or former employees, directors or consultants of Borrower under the terms of any stock option or stock purchase plans or agreements; provided that no Default or Event of Defaults exists or would result from any such redemption, retirement, purchase or other acquisition; (xiii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiv) dissolve or elect to dissolve; or (xv) agree to do any of the foregoing.

     5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Greyrock, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     5.7 Notification of Changes. Borrower will promptly notify Greyrock in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

     5.8 Investment Property. Upon the request of Greyrock, Borrower shall deliver to Greyrock all certificated securities included in Investment Property, with all necessary indorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as Greyrock shall request, in form and substance satisfactory to Greyrock. Borrower shall have the right to retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred. If a Default or an Event of Default exists, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for Greyrock, and Borrower shall deliver all such payments, proceeds and distributions to Greyrock, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine. Upon the request of Greyrock, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.


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     5.9 Further Assurances. Borrower agrees, at its expense, on request by
Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

     5.10 Indemnity. Borrower hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Greyrock may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Greyrock and Borrower, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

     6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the Maturity Date); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

     6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Greyrock; or (ii) by Greyrock at any time after the occurrence of an Event of Default, without notice, effective immediately. In addition to the foregoing, the Term Loan shall be due and payable in full upon the earliest to occur of (I) November 30, 2000, or (ii) the occurrence of any Fundamental Change, Change of Control, or Liquidity Event with respect to Borrower.

     6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of Greyrock, then on such date Borrower shall provide to Greyrock cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in Greyrock's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Greyrock's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Greyrock's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Greyrock, Greyrock may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Greyrock, nor shall any such termination relieve Borrower of any Obligation to Greyrock, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Greyrock shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Greyrock's security interests.

7.   EVENTS OF DEFAULT AND REMEDIES.

     7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement, and Borrower shall give Greyrock immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Greyrock by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or delivered or when deemed made or delivered; or (b) Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation within three (3) days of the due date; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Total Credit Limit and Borrower shall fail to pay any such excess within one (1) day of written demand; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material


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contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or
(i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Greyrock; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. Greyrock may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Greyrock, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Greyrock without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Greyrock deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Borrower, and to remove the Collateral to such locations as Greyrock may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (g) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(h) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Greyrock to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and


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remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's reasonable discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. Borrower recognizes that Greyrock may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     7.3 Standards for Determining Commercial Reasonableness. Borrower and Greyrock agree that a sale or other disposition (collectively, sale) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required;
(vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     7.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Borrower grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner:
(a) Execute on behalf of Borrower any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Borrower or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property, and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Borrower.

     7.5 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the


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Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

     7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. Definitions. As used in this Agreement, the following terms have the following meanings:

     Account Debtor means the obligor on a Receivable.

     Affiliate means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     Agreement and this Agreement means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

     Business Day means a day on which Greyrock is open for business.

     Change of Control shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

     Code means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     Collateral has the meaning set forth in Section 2.1 above.

     Default means any event which with notice or passage of time or both, would constitute an Event of Default.

     Deposit Account has the meaning set forth in Section 9105 of the Code.

     Eligible Receivables means unconditional Receivables arising in the ordinary course of Borrower's business from the completed sale of goods or rendition of services, which Greyrock, in its sole judgment, shall deem eligible for borrowing, based on such considerations as Greyrock may from time to time deem appropriate.

     Equipment means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     Event of Default means any of the events set forth in Section 7.1 of this Agreement.

     Fundamental Change means any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassification of a Person's capital stock, or liquidation, winding up, or dissolution of such Person, or conveyance, sale, assignment, lease, transfer, or otherwise disposition of, in one transaction or a series of transactions, all or any substantial part of such Person's business, property, or assets, whether now owned or hereafter acquired, or the acquisition by purchase or otherwise of all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any other Person.

     General Intangibles means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Greyrock, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under


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guaranties, security interests or other security held by or granted to
Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     Guarantor means any Person who has guaranteed any of the Obligations.

     Inventory means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     Investment Property means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

     LIBOR Rate means (i) the one-month London Interbank Offered Rate for deposits in U.S. dollars, as shown each day in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (ii) if the Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the "LIBOR Rate" for such day shall be the arithmetic mean of such rates; or (iii) if the Wall Street Journal does not publish such rate on a particular day and no such rate appears on the Reuters Screen LIBO Page on such day, the rate per annum at which deposits in U.S. dollars are offered to the principal London office of The Chase Manhattan Bank, in the London interbank market at approximately 11:00 A.M., London time, on such day in an amount approximately equal to the outstanding principal amount of the Loans, for a period of one month, in each of the foregoing cases as determined in good faith by Greyrock, which determination shall be conclusive absent manifest error.

     Liquidity Event means any offering of a debt or equity security by Borrower, or any capital contribution or additional paid in capital is received by Borrower.

     Obligations means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Greyrock, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Greyrock in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Greyrock.

     Permitted Liens means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes or other governmental fees not yet payable or contested in good faith by Borrower provided such taxes and fees will not affect the priority of Greyrock's security interest in the Collateral and provided that Borrower has adequate reserves to pay the contested amounts;
(iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement;
(vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent except that any such liens related to delinquent obligations shall be permitted to the extent the obligations are contested in good faith by Borrower, do not affect the perfection or priority of Greyrock's security interest in the Collateral and provided that Borrower has adequate reserves to pay the contested amount; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and
(viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Greyrock will have the right to require, as a condition to its consent under subparagraph
(iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Greyrock's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement; and (ix) any judgment, attachment or similar lien, unless the judgment it secures is not fully covered by insurance and has not been discharged; (x) licenses or sublicenses granted to others not interfering in

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any material respect to the business of Borrower; and (xi) liens existing on the date of this Agreement which have been disclosed to Greyrock in writing.

     Person means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

     Receivables means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

     9.1 Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Greyrock (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Greyrock on account of the Obligations three Business Days after receipt by Greyrock of immediately available funds. Greyrock shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Greyrock in its reasonable discretion, and Greyrock may charge Borrower's Loan account for the amount of any item of payment which is returned to Greyrock unpaid.

     9.2 Application of Payments. So long as no Default or Event of Default has occurred and is continuing, all payments with respect to the Obligations shall be applied in the order set forth in Section 4.4 above. Upon the occurrence and during the continuation of a Default or Event of Default, all payments received by Greyrock may be applied by Greyrock, and reversed and re-applied, to the Obligations, in such order and manner as Greyrock shall determine in its sole discretion.

     9.3 Charges to Account. Greyrock may, in its discretion, require that Borrower pay monetary Obligations in cash to Greyrock, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

     9.4 Monthly Accountings. Greyrock shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Greyrock), unless Borrower notifies Greyrock in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

     9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Greyrock or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or three business days following the deposit thereof in the United States mail, with postage prepaid.

     9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     9.8 Waivers. The failure of Greyrock at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Greyrock shall be deemed to have been waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Borrower is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required by this Agreement.

Greyrock Capital                                     Loan and Security Agreement
--------------------------------------------------------------------------------

     9.9 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Greyrock.

     9.10 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     9.11 Attorneys Fees and Costs. Borrower shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Borrower. If either Greyrock or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     9.12 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Greyrock; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Borrower from its liability for the Obligations.

     9.13 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     9.14 Limitation of Actions. Any claim or cause of action by Borrower against Greyrock, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Greyrock, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Greyrock, or on any other person authorized to accept service on behalf of Greyrock, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Greyrock in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

     9.15 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Greyrock acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Borrower under any rule of construction or otherwise.

     9.16 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and
(iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     9.17 Mutual Waiver of Jury Trial. BORROWER AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR

Greyrock Capital                                     Loan and Security Agreement
--------------------------------------------------------------------------------

PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     Borrower:

         GREENFIELD ONLINE, INC.


         By /s/
            ----------------------------------
                  President or Vice President

         By /s/
            ----------------------------------
                  Secretary or Ass't Secretary

     Greyrock:

         GREYROCK CAPITAL,
         a division of Banc of America Commercial
         Finance Corporation

         By /s/ Stephanie Weil
            ----------------------------------
         Title Vice President
               -------------------------------

--------------------------------------------------------------------------------

                                 Schedule to
                         Loan and Security Agreement


Borrower:     Greenfield Online, Inc.
Address:      15 River Road
              Wilton, Connecticut 06897

Date:         December 3, 1999


This Schedule is an integral part of the Loan and Security Agreement between Greyrock Capital, a division of Banc of America Commercial Finance Corporation (Greyrock) and the above-borrower (Borrower) of even date.

================================================================================

1. CREDIT LIMIT
    (Section 1.1):      Total Credit Limit:   $6,000,000

                        Revolving Credit Limit: An amount not to exceed the lesser of (1) or (2) below:

                        (1) $2,000,000 at any one time outstanding; or

                        (2) an amount equal to 85% of the amount of Borrower's
                            Eligible Receivables (as defined in Section 8 above).

                        Term Loan Limit: $4,000,000

================================================================================

2. INTEREST.

         Interest Rate (Section 1.2):

                        The interest rate in effect throughout each calendar month during the term of this Agreement shall be the highest LIBOR Rate in effect during such month, plus 5% per annum, provided that the interest rate in effect in each month shall not be less than 8% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. LIBOR Rate has the meaning set forth in Section 8 above.

Greyrock Capital                        Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


================================================================================

3. FEES (Section 1.3/Section 6.2):

     Loan Fee:          $60,000.00, payable concurrently herewith.

     NSF Check Charge:  $15.00 per item.

     Wire Transfers:    $15.00 per transfer.

================================================================================

4.  MATURITY DATE
     (Section 6.1):     November 30, 2000, subject to automatic renewal
                        as provided in Section 6.1 above, and early termination as provided in Section 6.2 above.
                        Notwithstanding any renewal, the Term Loan is due and payable in full on November 30, 2000 (if not due earlier as provided in Section 6.2 above).

================================================================================

5.  REPORTING.
     (Section 5.2):     Borrower shall provide Greyrock with the following:

                        1.  Annual financial statements, as soon as
                            available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Greyrock.

                        2. Quarterly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each fiscal quarter of Borrower.

                        3. Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

                        4. Monthly Receivable agings, aged by invoice date, within 10 days after the end of each month.

                        5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 days after the end of each month.

================================================================================

6.  BORROWER INFORMATION:

     Prior Names of
     Borrower
     (Section 3.2):     Greenfield Online Research Center, Inc.

     Prior Trade
     Names of Borrower
     (Section 3.2):     None

Greyrock Capital                        Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------

Existing Trade
Names of Borrower
(Section 3.2):          None

Other Locations and
Addresses (Section 3.3):
                        116 New Montgomery Street, Suite 220,
                        San Francisco, CA  94105

                        3060 Williams Drive, Fairfax, VA 22031

                        109 N. Elm Street, Prospect Heights, IL 60070

                        15 River Road, Suite 310, Wilton, CT 06897

                        5489 Oakcrest Drive, Imperial, MO 63052

                        3029 128th Avenue, Bellevue, WA 98005

Material Adverse
Litigation (Section 3.10): None

                        By Complaint dated August 6, 1999 and Amended on September 23, 1999, and filed in the U.S. District Court for the Western district of New York, Harris Interactive, Inc., filed a 5 count complaint against Greenfield Online, Inc. The Amended Complaint seeks to have Greenfield Online, Inc.'s Service Mark "Research Revolution" cancelled and seeks a declaratory judgment that Harris Interactive is not infringing the mark (Count One), seeks monetary damages for alleged defamatory statements made by an officer of Greenfield Online concerning Harris Interactive's business practices (Count Two), seeks monetary damages for allegedly disparaging remarks made by a Greenfield Online Officer concerning Harris Interactive's business practices (Count Three), seeks monetary damages for Greenfield Online's allegedly intentional interference with contractual relationships (Count Four) and seeks monetary damages for Greenfield Online's allegedly unfair competition. The Company has answered the Amended Complaint and has filed defenses and intends to prosecute its defense vigorously.

                        On or about December 30, 1998, Cybergold notified Greenfield Online that it believed that Greenfield Online had violated its patent number 5,749,210, issued to Cybergold for negatively induced solicitations, claiming that this patent covered paying people to participate in surveys online. Although a license agreement was proposed by Cybergold, Greenfield Online took the position that it did not infringe this patent, and took no further action with respect to Cybergold. Since March of 1999 there has been no contact between Cybergold and Greenfield Online.

Greyrock Capital                        Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


================================================================================

7.  OTHER COVENANTS:

                        Borrower shall at all times comply with all of the following additional covenants:

                        (1) Patent and Trademark Security Agreement. Borrower
                            shall concurrently execute and deliver to Greyrock a Patent and Trademark Security Agreement, on Greyrock's standard form, whereby Borrower shall grant to Greyrock a security interest in all of its trademarks, patents, and such rights and interests capable of being protected as trademarks or patents, as additional collateral for the Obligations. Such Patent and Trademark Security Agreement shall ontinue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding

                        (2) Security Agreement in Copyrighted Works. Borrower
                            shall concurrently execute and deliver to Greyrock a Security Agreement in Copyrighted Works, on Greyrock's standard form, whereby Borrower shall grant to Greyrock a security interest in all of its copyrights and such rights and interests capable of being protected as copyrights, as additional collateral for the Obligations. Such Security Agreement in Copyrighted Works shall ontinue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding

                        (3) Warrants. Borrower shall concurrently execute and
                            deliver to Greyrock a Warrant for the purchase up to $600,000 of Borrower's stock, based on a valuation of the Borrower of $100,000,000, for a five-year period ending on the fifth anniversary of this Agreement, together with an Antidilution Agreement and Registration Rights Agreement relating thereto, all in form and substance satisfactory to Greyrock.



Borrower:                                     Greyrock:

 GREENFIELD ONLINE, INC.                      GREYROCK CAPITAL,
                                              a division of Banc of America
                                              Commercial Finance Corporation
 By /s/ Rudy Nadilo
    ---------------------------------
       President or Vice President

 By /s/ Jonathan Flatow                        By /s/ Stephanie Weil
    ---------------------------------            -----------------------------
    Secretary or Ass't Secretary               Title  Vice President

--------------------------------------------------------------------------------



               Certified Resolution and Incumbency Certificate

Borrower:    Greenfield Online, Inc., a corporation organized
             under the laws of the State of Connecticut
Date:        December 3, 1999

       I, the undersigned, Secretary or Assistant Secretary of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

     RESOLVED, that this corporation borrow from GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation (Greyrock), from time to time, such sum or sums of money as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

     RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Greyrock, and Greyrock is requested to accept, the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing and/or securing such loans, with interest thereon, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

     RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, directed and empowered, as security for any and all indebtedness of this corporation to Greyrock, whether arising pursuant to this resolution or otherwise, to grant, transfer, pledge, mortgage, assign, or otherwise hypothecate to Greyrock, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Greyrock any and all grants, transfers, trust receipts, loan or credit agreements, pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other hypothecation agreements, which said instruments and the note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Greyrock may require and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval; and that Greyrock may conclusively rely upon a certified copy of these resolutions and a certificate of the Secretary or Ass't Secretary of this corporation as to the officers of this corporation and their offices and signatures, and continue to conclusively rely on such certified copy of these resolutions and said certificate for all past, present and future transactions until written notice of any change hereto or thereto is given to Greyrock by this corporation by certified mail, return receipt requested.

     The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:

--------------------------------------------------------------------------------
NAMES                   OFFICE(S)                      SIGNATURES
--------------------------------------------------------------------------------
Rudy L. Nadilo          President and
                        Chief Executive Officer        /s/
--------------------------------------------------------------------------------
Ronald J. Bergami       Treasurer                      /s/
--------------------------------------------------------------------------------
Allison Friday          Assistant Secretary            /s/
--------------------------------------------------------------------------------
Jonathan A. Flatow      Secretary                      /s/
--------------------------------------------------------------------------------

Greyrock Capital                                        Secured Promissory Note
--------------------------------------------------------------------------------


     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.

                                              /s/  Jonathan Flatow
                                              ---------------------------------
                                              Secretary or Assistant Secretary

                   [FORM of Opinion of Borrower's Counsel]

                               December 3, 1999

Greyrock Capital
10880 Wilshire Blvd.  Suite 1850
Los Angeles, CA  90024


Re:  Greenfield Online, Inc.

Ladies and Gentlemen:

         This opinion is being delivered in connection with that certain Loan And Security Agreement, dated as of December 3, 1999 (the Loan Agreement) between Greenfield Online, Inc. (the Company), on the one hand, and Greyrock Capital (Greyrock), on the other hand. (Initially capitalized terms used in this opinion have the meanings given them in the Loan Agreement.

         We have acted as counsel to the Company in connection with the following:

         The Loan Agreement;

         Secured Promissory Note, of even date herewith, in the original principal amount of $4,000,000.00 executed by the Company to the order of Greyrock (the Note);

         The financing statements executed by the Company (collectively, the Financing Statements); and

         [list other loan documents].

         The Loan Agreement, the Note, the Financing Statements, and the documents and agreements relating thereto or delivered in connection therewith are referred to herein collectively as the Loan Documents.

         In our capacity as such counsel, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, agreements, instruments, and documents as, in our judgment, are necessary or relevant as the basis for the opinions expressed below.

         We have obtained and relied upon such certificates and assurances from public offices as we have deemed necessary. We have investigated such questions of law and fact for the purpose of rendering this opinion as we have deemed necessary. We have assumed the authenticity and completeness of all documents furnished to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to originals of all documents furnished to us as certified or photostatic copies, the validity of all applicable statutes, ordinances, rules and regulations, the proper indexing and accuracy of all records and documents which are public records, and we have relied upon such documents as to all matters of fact covered thereby.

         Certain of the opinions rendered herein are qualified by the discussion following the numbered paragraphs.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut and has all requisite corporate power and authority to enter into and perform under the Loan Documents, to the extent it is a party thereto, to own and operate its properties and assets, and to carry on its business as it is currently being conducted and as it is contemplated to be conducted pursuant to the terms of the Loan Documents.

         2. The Company is duly qualified to own and operate its properties and assets and to carry on its businesses as they are currently being conducted and as they are contemplated to be conducted pursuant to the terms of the Loan Documents, and is in good standing in each jurisdiction where the conduct of its businesses or the ownership or operation of its properties and assets makes such qualification necessary.

         3. The Loan Documents, to the extent the Company is a party thereto, have been duly authorized by all necessary corporate action on the part of the Company, under the laws of its state of incorporation, and have been duly executed and delivered by the Company.

         4. The Loan Documents, to the extent the Company is a party thereto, constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except, as the enforceability may be limited by (A) bankruptcy, reorganization, moratorium, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights or (B) the exercise of judicial discretion in accordance with general principles of equity.

     5. The execution, delivery, and performance of the Loan Documents by the Company, to the extent it is a party thereto, the compliance with the terms and conditions thereof, and the consummation of the transactions contemplated thereby, do not and will not conflict with, result in a breach of, or constitute a default under (i) any statute, rule, or regulation applicable to the Company; (ii) the certificate or articles of incorporation or bylaws of the Company; or (iii) to the best of our knowledge, after reasonable inquiry, any agreement or instrument to which the Company is a party or by which it or its assets are bound, or any order, judgment, or decree which is binding on the Company.

         7. There are no stamp, recording, or similar taxes required to be paid in connection with the execution, delivery, recording, or enforcement of the Financing Statements in the States of Connecticut, California, Virginia, Illinois, Missouri, and Washington.

         8. No governmental consents, approvals, authorizations, registrations, declarations, or filings are required by the Company in connection with the extensions of credit under the Loan Documents or the consummation of the transactions contemplated by the Loan Documents, except for filings required for the perfection of Greyrock's liens and security interests.

         9. To the best of our knowledge, after due inquiry, there are no actions, suits, proceedings, or investigations pending or threatened against the Company, which if adversely determined against the Company would have a material adverse effect on the Company, except as disclosed on the Schedule to the Loan Agreement.

         This opinion is limited to the laws and legal matters arising under the laws of the State of Connecticut and applicable federal laws of the United States of America. This Opinion may be relied upon solely by you in connection with your participation in the transactions contemplated by the Loan Documents. This opinion may not be relied upon by any other party or for any other purpose without our express prior written consent



                                             Very truly yours,